Exhibit 99.1

NEWS RELEASE

MURPHY OIL CORPORATION ANNOUNCES OFFERING OF $500 MILLION OF SENIOR NOTES DUE 2034

HOUSTON, Texas, January 8, 2026 – Murphy Oil Corporation (the “Company”) (NYSE: MUR) announced today that, subject to market and other conditions, it intends to offer $500 million of Senior Notes due 2034 pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission (“SEC”).

The Company expects to use the net proceeds from the offering, (i) to fund the redemption in full of its 5.875% notes due 2027 and its 6.375% notes due 2028 (together, the “Existing Notes”), together with the payment of related premiums, fees and expenses in connection with the foregoing, (ii) to repay its outstanding borrowing under its revolving credit facility, (iii) to cover transaction related fees and expenses and (iv) for general corporate purposes.

BofA Securities is acting as the physical book-running manager for the offering. The offering is being made under an automatic shelf registration statement on Form S-3 (Registration No. 333-282655) filed by the Company with the SEC and only by means of a prospectus supplement and accompanying prospectus. An investor may obtain free copies of the prospectus supplement and accompanying prospectus related to the offering by visiting EDGAR on the SEC website, www.sec.gov, or by contacting:

BofA Securities

NC1-004-03-43

200 North College Street, 3rd Floor

Charlotte, NC 28255-0001

Attn: Prospectus Department

Email: dg.prospectus_requests@bofa.com

This news release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In addition, this news release does not constitute a notice of redemption of the Existing Notes.

ABOUT MURPHY OIL CORPORATION

Murphy Oil Corporation is an independent oil and natural gas company with a multi-basin onshore and offshore portfolio and significant exploration opportunities. The company has more than a century-long history of demonstrating strong execution and innovative, full-cycle development capabilities with a focus on value creation that drives shareholder returns. Murphy’s foresight and financial discipline, along with its culture of adaptability and accountability, will allow the company to continue its outstanding legacy and exceptional reputation. The company’s current operations include extensive inventory located onshore in the Eagle Ford Shale, Tupper Montney and Kaybob Duvernay, as well as offshore in the Gulf of America and Canada. Murphy also strives to create long-term shareholder value through offshore exploration and development in the Gulf of America, Vietnam and Côte d’Ivoire. Additional information can be found on the company’s website at www.murphyoilcorp.com.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “expressed confidence”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events, results and plans, are subject to inherent risks, uncertainties and assumptions (many of which are beyond our control) and are not guarantees of performance. In particular, statements, express or implied, concerning the Company’s future operating results or activities and returns or the Company's ability and decisions to replace or increase reserves, increase production, generate returns and rates of return, replace or increase drilling locations, reduce or otherwise control operating costs and expenditures, generate cash flows, pay down or refinance indebtedness, achieve, reach or otherwise meet initiatives, plans, goals, ambitions or targets with respect to emissions, safety matters or other ESG (environmental/social/governance) matters, make capital expenditures or pay and/or increase dividends or make share repurchases and other capital allocation decisions are forward-looking statements. Factors that could cause one or more of these future events, results or plans not to occur as implied by any forward-looking statement, which consequently could cause actual results or activities to differ materially from the expectations expressed or implied by such forward-looking statements, include, but are not limited to: macro conditions in the oil and natural gas industry, including supply/demand levels, actions taken by major oil exporters and the resulting impacts on commodity prices; geopolitical concerns; increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; adverse foreign exchange movements; political and regulatory instability in the markets where we do business; the impact on our operations or market of health pandemics such as COVID-19 and related government responses; other natural hazards impacting our operations or markets; any other deterioration in our business, markets or prospects; any failure to obtain necessary regulatory approvals; any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices; or adverse developments in the U.S. or global capital markets, credit markets, banking system or economies in general, including inflation, trade policies, tariffs and other trade restrictions. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website. Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statements.

Investor Contacts: InvestorRelations@murphyoilcorp.com Atif Riaz, 281-675-9358 Beth Heller, 281-675-9363 Dimitra Vlachou, 713-502-7054